Exhibit 99.1

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code

     I, Barry S. Sternlicht, the Chief Executive Officer of Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), certify that (i) the Form 10-Q for the quarter ended March 31, 2003 (the “Form 10-Q1”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q1 fairly presents, in all material respects, the financial condition and results of operations of Starwood.

/s/ Barry S. Sternlicht

Barry S. Sternlicht Chief Executive Officer Starwood Hotels & Resorts Worldwide, Inc.

May 8, 2003

     A signed copy of this written statement required by Section 906 has been provided to Starwood and will be retained by Starwood and furnished to the Securities and Exchange Commission or its staff upon request.